Amendment No. 18 to Letter Agreement

This Amendment to the Letter Agreement (this “Amendment”) by and between DBX Advisors LLC, a Delaware limited liability company (“Adviser”), and ALPS Distributors, Inc., a Colorado corporation, (the “Distributor”) is dated as of November 14, 2017.

WHEREAS, the Adviser serves as investment adviser to the DBX ETF Trust (the “Trust”);

WHEREAS, the Adviser and the Distributor entered into a Letter Agreement dated November 1, 2011, as amended from time to time (the “Agreement”) pursuant to which the Adviser pays the Distributor a fee in connection with the services provided to the Trust and the Adviser as described therein; and

WHEREAS, the Adviser and the Distributor wish to amend the provisions of the Agreement to reflect the addition of six new Funds to be offered under the Trust and name changes to all Funds offered under the Trust, particularly the two repurposed Funds.

NOW, THEREFORE, the parties hereby agree to amend the Agreement as follows:

1.         The parties hereto agree to delete the current Exhibit A to the Agreement in its entirety and replace it with a new Exhibit A attached hereto.

2.         Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

DBX ADVISORS LLC	ALPS DISTRIBUTORS, INC.

By:	By:
Name: Freddi Klassen	Name: Steven B. Price
Title: Manager/Chief Operating Officer	Title: Senior Vice President and
Director of Distribution Services

By:
Name: Fiona Bassett
Title: Chief Executive Officer

EXHIBIT A

LIST OF PORTFOLIOS

Name	Ticker

Xtrackers Municipal Infrastructure Revenue Bond ETF	RVNU

Xtrackers MSCI Brazil Hedged Equity ETF	DBBR

Xtrackers MSCI Germany Hedged Equity ETF	DBGR

X-trackers MSCI EAFE Hedged Equity ETF	DBEF

Xtrackers MSCI Emerging Markets Hedged Equity ETF	DBEM

Xtrackers MSCI Japan Hedged Equity ETF	DBJP

Xtrackers MSCI Europe Hedged Equity ETF	DBEU

Xtrackers MSCI United Kingdom Hedged Equity ETF	DBUK

Xtrackers MSCI Asia Pacific ex Japan Hedged Equity ETF	DBAP

Xtrackers MSCI All World ex US Hedged Equity ETF	DBAW

Xtrackers MSCI South Korea Hedged Equity ETF	DBKO

Xtrackers MSCI Mexico Hedged Equity ETF	DBMX

Xtrackers MSCI Eurozone Hedged Equity ETF	DBEZ

Xtrackers Harvest CSI 300 China A-Shares ETF	ASHR

Xtrackers MSCI All China ETF	CN

Xtrackers Harvest CSI 500 China A-Shares Small Cap ETF	ASHS

Xtrackers Japan JPX-Nikkei 400 Equity ETF	JPN

Xtrackers Emerging Markets Bond – Interest Rate Hedged ETF	EMIH

Xtrackers Investment Grade Bond – Interest Rate Hedged ETF	IGIH

Xtrackers High Yield Corporate Bond – Interest Rate Hedged ETF	HYIH

Xtrackers MSCI EAFE High Dividend Yield Hedged Equity ETF	HDEF

Xtrackers MSCI Emerging Markets High Dividend Yield Hedged Equity ETF	HDEE

Xtrackers MSCI Eurozone High Dividend Yield Hedged Equity ETF	HDEZ

Xtrackers MSCI All World ex US High Dividend Yield Hedged Equity ETF	HDAW

Xtrackers MSCI EAFE Small Cap Hedged Equity ETF	DBES

Xtrackers Germany Equity ETF	GRMY

Xtrackers Eurozone Equity ETF	EURZ

Xtrackers CSI 300 China A-Shares Hedged Equity ETF	ASHX

Xtrackers MSCI Latin America Pacific Alliance ETF	PACA

Xtrackers Russell 1000 Comprehensive Factor ETF	DEUS

Xtrackers FTSE Developed ex US Comprehensive Factor ETF	DEEF

Xtrackers FTSE Emerging Comprehensive Factor ETF	DEMG

Xtrackers Barclays International Treasury Bond Hedged ETF	IGVT

Xtrackers Barclays International Corporate Bond Hedged ETF	IFIX

Xtrackers Barclays International High Yield Bond Hedged ETF	IHIY

Xtrackers Russell 2000 Comprehensive Factor ETF	DESC

Xtrackers USD High Yield Corporate Bond ETF	HYLB

Xtrackers iBoxx Emerging Markets Quality Weighted Bond ETF	EMBQ

Xtrackers Managed Downside Volatility US Large Cap ETF	AMDV

Xtrackers Managed Downside Volatility Developed International ETF	EFDV

Xtrackers Managed Downside Volatility All World ETF	AWDV

Xtrackers Bloomberg Barclays Global Aggregate Bond ETF	ALLB

Xtrackers iBoxx USD Corporate Yield Plus ETF	YLDP

Xtrackers Short Duration High Yield Bond ETF	SHYL

Xtrackers 0-1 Year Treasury ETF	TBLL

Xtrackers High Beta High Yield Bond ETF	HYUP

Xtrackers FTSE Developed Europe Comprehensive Factor ETF	DEEU

Xtrackers FTSE Japan Comprehensive Factor ETF	DEJP

Xtrackers FTSE All World ex US Comprehensive Factor ETF	DEAW

Xtrackers Low Beta High Yield Bond ETF	HYDW

Xtrackers FTSE All World ex US Quality at a Reasonable Price ETF

Xtrackers Russell 1000 Quality at a Reasonable Price ETF

Xtrackers MSCI EAFE ESG Leaders Equity ETF

Xtrackers MSCI USA ESG Leaders Equity ETF

Xtrackers MSCI All World ESG Leaders Equity ETF

Xtrackers United Kingdom Equity ETF	BRIT